UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OCULUS INNOVATIVE SCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 Oculus Innovative Sciences, Inc.

1129 N. McDowell Blvd.

Petaluma, California 94954

(707) 283-0550

July 27, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. The meeting will be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, September 11, 2012, at Marcum LLP, 750 3rd Avenue, 11th Floor, New York, NY 10017.

The formal notice of the 2012 Annual Meeting and the Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our Annual Report for the fiscal year ended March 31, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on September 11, 2012 — Oculus’ 2012 Proxy Statement, Form 10-K and Annual Report for the fiscal year ended March 31, 2012 are available at http://ir.oculusis.com/annuals.cfm/. These documents are also available by contacting Oculus by email at mhayashi@oculusis.com.

The Board of Directors and our Company management look forward to seeing you at the Annual Meeting.

Sincerely,

Hojabr Alimi

Chairman of the Board and Chief Executive Officer

Oculus Innovative Sciences, Inc.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, September 11, 2012

To the Stockholders of Oculus Innovative Sciences, Inc.:

Oculus Innovative Sciences, Inc. will hold its 2012 Annual Meeting of Stockholders at 10:00 a.m., Eastern Daylight Time, on Tuesday, September 11, 2012, at Marcum LLP, 750 3rd Avenue, 11th Floor, New York, NY 10017.

We are holding this Annual Meeting for the following purposes:

1.	To elect two Class I directors, nominated by our Board of Directors, to serve until the 2015 Annual Meeting or until their successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013; and

3.	To transact such other business as may properly come before the 2012 Annual Meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on July 23, 2012, the record date, are entitled to notice of and to vote at this 2012 Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the 2012 Annual Meeting will be available at the Secretary’s office, 1129 N. McDowell Blvd., Petaluma, California 94954.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on Tuesday, September 11, 2012: Oculus’ 2012 Proxy Statement, Form 10-K and Annual Report for the fiscal year ended March 31, 2012 are available at http://ir.oculusis.com/annuals.cfm/. These documents are also available by contacting Oculus by email at mhayashi@oculusis.com.

It is important that your shares be represented at this Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the meeting.

By Order of the Board of Directors,

Jim Schutz

Chief Operating Officer, General Counsel, Corporate Secretary, and Director

Petaluma, California

July 27, 2012

TABLE OF CONTENTS

General Information Concerning Voting and Solicitation	2

Proposal No. 1 Election of a Class of Directors	4

Information as to our Board of Directors and Nominees	4

Director Compensation	9

Executive Officers	11

Executive Compensation	11

Security Ownership of Certain Beneficial Owners and Management	17

Certain Relationships and Related Transactions	20

Section 16(a) Beneficial Ownership Reporting Compliance	20

Report of the Audit Committee	21

Proposal No. 2 Ratification of the Appointment of Independent Registered Public Accounting Firm	22

Shareholder Proposals for the 2013 Annual Meeting	22

Additional Information	23

Other Matters	23

Oculus Innovative Sciences, Inc.

1129 N. McDowell Blvd.

Petaluma, California 94954

PROXY STATEMENT

General Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Oculus Innovative Sciences, Inc., a Delaware corporation (“we,” “us,” “Oculus” or the “Company”), of proxies in the accompanying form to be used at the 2012 Annual Meeting of Stockholders of the Company to be held at Marcum LLP, 750 3rd Avenue, 11th Floor, New York, NY 10017, on Tuesday, September 11, 2012, at 10:00 a.m., Eastern Daylight Time, and any postponement or adjournment thereof (the “2012 Annual Meeting”).

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about July 30, 2012.

Questions and Answers about the Proxy Materials and the 2012 Annual Meeting

What proposals will be voted on at the 2012 Annual Meeting?

The following two proposals will be voted on at the 2012 Annual Meeting:

•	The election of two Class I directors, nominated by the Board of Directors, to serve until the 2015 Annual Meeting or until their successors are duly elected and qualified; and

•	The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

What are the Board’s recommendations?

Our Board recommends that you vote:

•	“FOR” Proposal No. 1 to elect each of the nominated directors; and

•	“FOR” Proposal No. 2 to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Only stockholders of record at the close of business on July 23, 2012 (the “Record Date”) may vote at the 2012 Annual Meeting. As of the close of business on the Record Date, there were 32,553,662 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.  If your shares are registered directly in your name with Oculus’ transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record. As a stockholder of record, the Proxy Statement, Annual Report and proxy card have been sent directly to you by Oculus.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing.

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How do proxies work?

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the 2012 Annual Meeting in the manner you direct. You may vote “FOR” or “AGAINST” all or some of our director nominees. You may also vote “FOR” or “AGAINST” the other item(s) or “ABSTAIN” from voting for any item or any director. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares ”FOR” all of our director nominees; and “FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

How do I vote?

Stockholders of record may vote using any of the following methods:

•	By Mail — Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, we will vote your shares ”FOR” all of our director nominees; and “FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013. Stockholders of record may vote by mail or in person at the 2012 Annual Meeting.

•	By Telephone or the Internet — If you are a beneficial owner, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers. Follow the instructions located on your voting instruction form. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you vote by telephone or via the Internet, you do not need to return your voting instruction form to your bank or broker.

•

In Person at the 2012 Annual Meeting — Shares held in your name as the stockholder of record may be voted at the 2012 Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2012 Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting.

What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the 2012 Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, a written notice of revocation or deliver, prior to the vote at the 2012 Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the 2012 Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the 2012 Annual Meeting.

What constitutes a quorum?

The presence at the 2012 Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 32,553,662 shares of our common stock outstanding. Both abstentions and broker “non-votes” are counted for the purpose of determining the presence of a quorum.

How many votes are required to elect directors?

Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the 2012 Annual Meeting is required to elect each of the nominees for director. Each share of common stock that is represented, in person or by proxy, at the 2012 Annual Meeting will be accorded one vote on each nominee for director. Thus, assuming a quorum is present at the 2012 Annual Meeting, the two nominees who receive the most affirmative votes will be elected as Class I directors.

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Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What vote is required to approve Proposal No. 2?

Proposal No. 2 requires the affirmative “FOR” vote of a majority of the shares present and voting at the 2012 Annual Meeting in person or by proxy.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the 2012 Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees

At our 2008 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, which provided that directors are classified into three classes, as nearly equal in number as possible, with each class serving for a staggered three-year term. Our Board currently consists of six directors. Our current Class I directors are Hojabr Alimi and Jim Schutz. Our current Class II directors are Gregg H. Alton and Jay Birnbaum. Our current Class III directors are Richard Conley and Gregory French.

The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated, Messrs. Alimi and Schutz who are current Class I directors, for election at the 2012 Annual Meeting to serve until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of Messrs. Alimi and Schutz has agreed to stand for election at the 2012 Annual Meeting as Class I directors. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated to fill the vacancy by your Board of Directors, taking into account the recommendations of the Nominating and Corporate Governance Committee.

INFORMATION AS TO OUR BOARD OF DIRECTORS AND NOMINEES

Set forth below is certain information with respect to our directors, including their class and term of office, their ages as of July 2, 2012 and their Committee membership. This information has been provided by each director at the request of the Company. None of the directors is related to each other or any executive officer of the Company.

Name	Age	Position With the Company	Director Since

Hojabr Alimi (4)	51	Chairman of the Board, Chief Executive Officer and Class I Director	1999
Jim Schutz (4)	49	Chief Operating Officer, General Counsel, and Class I Director	2004
Gregg H. Alton (1),(3)	46	Class II Director	2008
Jay Birnbaum (1)	67	Class II Director	2007
Richard Conley (1),(2),(3),(4)	62	Class III Director	1999
Gregory French (2),(3)	51	Class III Director	2000

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Member of the Acquisition and Strategy Committee

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Biographies and Qualifications of Directors

The biographies of our directors and certain information regarding each director's experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Oculus are as follows:

Name	Biography	Qualifications

Hojabr Alimi

Mr. Alimi co-founded our Company with his spouse in 1999. He has served as our Chief Executive Officer, President and director since 1999 and was appointed as Chairman of our Board of Directors in June 2006.

Mr. Alimi received a B.A. in biology from Sonoma State University.

•     Depth of operating, scientific, and senior management experience in our industry both at Oculus and prior to joining Oculus, including as:

o     Oculus’ Chief Executive Officer and President

o     Corporate Microbiologist at Arterial Vascular Engineering

Jim Schutz

Mr. Schutz has served most recently as our Chief Operating Officer and General Counsel, and served in various other capacities as an executive officer of our Company since August 2003. He has also served as a director of our Company since May 2004. From August 2001 to August 2003, Mr. Schutz served as General Counsel at Jomed (formerly EndoSonic Corp.), an international medical device company. From 1999 to July 2001, Mr. Schutz served as in-house counsel at Urban Media Communications Corporation, an Internet/telecom company based in Palo Alto, California.

Mr. Schutz received a B.A. in economics from the University of California, San Diego and a J.D. from the University of San Francisco School of Law.

•     Depth of compliance, transactional, strategic, senior management experience in our  industry, both at Oculus and prior to Oculus, including as:

o     Oculus’ Chief Operating Officer, General Counsel, and Corporate Secretary

o     General Counsel at Jomed

Gregg H. Alton

Mr. Alton currently serves as the Executive Vice President of Corporate and Medical Affairs for Gilead Sciences Inc., a biopharmaceutical company engaged in the discovery, development, and commercialization of therapeutics for the treatment of life-threatening infectious diseases. From 2000 to 2009, he served as General Counsel of Gilead. In his current role, Mr. Alton is responsible for legal affairs, corporate compliance and quality, government affairs, medical affairs, public affairs and international access activities. Prior to joining Gilead, Mr. Alton was an attorney at the law firm of Cooley Godward, LLP, where he specialized in mergers and acquisitions, corporate partnerships and corporate finance transactions for healthcare and information technology companies.

Mr. Alton is a board member of BayBio, a San Francisco Bay Area life sciences industry organization, and a board member of the Boys and Girls Club of Oakland.

He received his bachelor’s degree in legal studies from the University of California at Berkeley and holds a J.D. from Stanford University.

•     Depth of compliance, transactional, merger and acquisition, corporate partnership, strategic, and senior management experience in the biopharmaceutical industry, including as:

o     Executive Vice President of Corporate and Medical Affairs at Gilead

o     General Counsel of Gilead

o     Attorney at Cooley Godward, LLP

•     Depth of experience serving on boards of directors (and certain of their key positions) of non-profit organizations related to healthcare and of organizations in the life sciences industry

Jay Birnbaum

Dr. Birnbaum is a pharmacologist and since 1999, has been a consultant to pharmaceutical companies in his area of expertise. He previously served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he had responsibility for strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum is also a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals, and has served on the board of directors of Excaliard Pharmaceuticals (a company recently acquired by Pfizer) and on the scientific advisory boards of several companies.

Dr. Birnbaum received a Ph.D. in pharmacology from the University of Wisconsin and a B.S. in biology from Trinity College in Connecticut.

•     Depth of experience as a practicing pharmacologist and consultant in the pharmaceutical and biopharmaceutical industries, including as:

o     Pharmacology consultant

o     Co-founder and former Chief Medical Officer of Kythera

•     Service on scientific advisory boards of corporations in the life sciences industry

•     Depth of experience serving on boards of directors in the industry

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Richard Conley

Mr. Conley was Chief Operating Officer at Kautz Family Vineyards, a wine production and marketing and hospitality company, from December 2008 to July 2011. From 2001 to September 2009, he served as Executive Vice President and Chief Operating Officer at Don Sebastiani & Sons International Wine Negociants, a branded wine marketing company. From 1994 to March 2001, he served as Senior Vice President and Chief Operating Officer at Sebastiani Vineyards, a California wine producer, where he was originally hired as Chief Financial Officer in 1994.

Mr. Conley received a B.S. in finance and accounting from Western Carolina University and an M.B.A. from St. Mary’s University

•     Depth of financial, accounting, operating, transactional, and senior management experience, including as:

o     Oculus’ Secretary from July 2002 to June 2006

o     Chief Operating Officer of Kautz Family Vineyards and of Don Sebastiani & Sons International Wine Negociants

•     Positions of increasing responsibility, including Chief Operating Officer and Chief Financial Officer, at Sebastiani Vineyards

Gregory French

Mr. French co-owns G&C Enterprises LLC, a real estate and investment company, which he founded in 1999. He held various engineering and senior management positions at several medical device companies, including Advanced Cardiovascular Systems, Peripheral Systems Group and Arterial Vascular Engineering.

Mr. French received a B.S.I.E. from the California Polytechnic State University, San Luis Obispo.

•     Depth of operating, experience, and senior management in the medical device industry, including at:

o     Positions of increasing responsibility in engineering and senior management at Advanced Cardiovascular Systems, Peripheral Systems Group and Arterial Vascular Engineering

Required Vote

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the 2012 Annual Meeting is required to elect each of the nominees for director.

Your Board of Directors recommends a vote “FOR” the election of the director nominees, Messrs. Alimi and Schutz, as directors of Oculus.

Director Independence

As of July 2, 2012, our Board of Directors has determined that Gregg H. Alton, Jay Birnbaum, Richard Conley and Gregory French are “independent directors” as defined under the standards of independence set forth in the NASDAQ Listing Rules and the rules under the Securities Exchange Act of 1934.

Board Meetings

Our Board of Directors held 12 meetings in fiscal year 2012 and, in addition, took action from time to time by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such director served on our Board of Directors and of the Committees on which such director served. In 2006, the independent directors began to meet in regularly scheduled executive sessions at in-person meetings of the Board of Directors without the participation of the Chief Executive Officer or the other members of management. We do not have a policy that requires the attendance of directors at our Annual Meetings of Stockholders. Two of our Board members attended the 2011 Annual Meeting held on September 12, 2011.

Committees of the Board of Directors

Our Board of Directors has appointed an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Acquisition and Strategy Committee. With the exception of the Acquisition and Strategy Committee, the Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the NASDAQ Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee, and its Nominating and Corporate Governance Committee. Copies of these charters are available on the investor section of our website (www.oculusis.com). In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.

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Information about our Board Committees

Audit Committee

Number of Members:	3

Current Members:	Richard Conley (Chair and Audit Committee Financial Expert) Gregg H. Alton Jay Birnbaum
Number of Meetings in fiscal year 2012:	4
Functions:	The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities related to the Company’s financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with the Company; and meet with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

Compensation Committee

Number of Members:	2
Current Members:	Gregory French (Chair) Richard Conley
Number of Meetings in fiscal year 2012:	5
Functions:	The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Nominating and Corporate Governance Committee

Number of Members:	3
Current Members:	Gregg H. Alton (Chair) Gregory French Richard Conley
Number of Meetings in fiscal year 2012:	4
Functions:

The Nominating and Corporate Governance Committee’s primary functions are to identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to candidates for director proposed by stockholders, and review on an annual basis the functioning and effectiveness of the Board and its Committees.

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Acquisition and Strategy Committee

Number of Members:	3
Current Members:	Richard Conley (Chair) Hojabr Alimi Jim Schutz
Number of Meetings in fiscal year 2012:	4
Functions:	The Acquisition and Strategy Committee’s primary functions are to review the Company’s strategic direction and, when and if they arise, review potential mergers, acquisitions or dispositions of material assets or a material portion of any business and report its conclusions to the Board of Directors, as appropriate. The Acquisition and Strategy Committee will also meet with executive officers of the Company as appropriate to review potential issues.

Information about Corporate Governance

Board Leadership Structure

We have chosen to combine the position of Chairman of the Board of Directors and the position of Chief Executive Officer.  Mr. Alimi has held both positions since June 2006. The Board believes the combination of these two positions has served our Company well, and intends to maintain this combination where appropriate and practicable. We do not currently have a lead independent director.

Risk Oversight Management

The Board of Directors takes an active role, as a whole and at the committee level, in overseeing management of our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing the Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the full Board of Directors. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full Board of Directors or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each Annual Meeting of Stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy. However, the Nominating and Corporate Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, international aspects of our business, technology, and in other areas that are relevant to our activities.

The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to Oculus and the Board of Directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the Board of Directors.

Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current Directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a Director, and the needs of the Board of Directors with respect to the particular talents and experience of its Directors. In the event that a Director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board of Directors members, by any executive search firm engaged by the Committee, or by stockholders. The Committee recommended all of the nominees for election included in this Proxy Statement.

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A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify Oculus’ Secretary or any member of the Committee in writing and include any supporting material the stockholder considers appropriate.   In addition, our Bylaws contain provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Oculus’ Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the one-year anniversary of the date the proxy statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if we have not held an Annual Meeting in the previous year or the date of the Annual Meeting is changed by more than 30 days from the date contemplated at the time of the mailing of the prior year’s proxy statement, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the seventh day following the first public announcement of the Annual Meeting date. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate, the name and contact information of the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. Please include your name and address in the written communication and indicate whether you are a stockholder of Oculus. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate Director or Directors or Committee of the Board of Directors based on the subject matter.

DIRECTOR COMPENSATION

Members of our Board of Directors who are employees of Oculus do not receive any fees for their service on our Board of Directors or for their service as a chair or committee member. During the fiscal year ended March 31, 2012, Messrs. Alimi and Schutz were our only employee directors.

2012 Director Compensation

The following table sets forth cash amounts and the value of other compensation paid to our non-employee directors for their service in fiscal year 2012:

Director Compensation Table for the Fiscal Year Ended March 31, 2012

Name of Director	Fees earned or paid in cash ($) (1)	Option awards ($) (2)	All other compensation ($)	Total ($)
Gregg H. Alton	(4)	148,141 (3), (4)	0	148,141
Jay Birnbaum	(5)	129,477 (3), (5)	0	129,477
Richard Conley	(6)	155,606 (3), (6)	0	155,606
Gregory French	(7)	129,477 (3), (7)	31,884 (8)	161,361

(1)	Reflects cash compensation earned, but not paid. Pursuant to our non-employee director compensation plan, non-employee directors may elect to receive stock options in lieu of cash. Messrs. Alton, Birnbaum, Conley, and French elected to receive an equivalent amount of stock options in lieu of cash compensation earned for the fiscal year ended March 31, 2012.

(2)	Represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 to our audited consolidated financial statements for the year ended March 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on June 21, 2012. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended March 31, 2012.

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(3)	Pursuant to our non-employee director compensation plan, each non-employee director is automatically granted an option to purchase 15,000 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. On October 3, 2011, we granted Messrs. Alton, Birnbaum, Conley, and French options to purchase 15,000 share of our common stock. These options will vest in equal monthly increments over a period of one year. The exercise price of the options is $1.37 per share, and the options expire on October 3, 2021.

(4)	For the fiscal year ended March 31, 2012, Mr. Alton earned $35,000 for his services as a director. Mr. Alton elected to receive stock options in lieu of cash. On June 16, 2011, we granted Mr. Alton options to purchase 20,000 share of our common stock. These options vest 1/36th per month over a three-year vesting period from the date of grant. The exercise price of the options is $1.60 per share, and the options expire on June 16, 2021. On November 7, 2011, we granted Mr. Alton options to purchase 120,000 share of our common stock. These options were fully vested as of the date of grant. The exercise price of the options is $1.43 per share, and the options expire on November 7, 2021.

(5)	For the fiscal year ended March 31, 2012, Mr. Birnbaum earned $30,000 for his services as a director. Mr. Birnbaum elected to receive stock options in lieu of cash. On June 16, 2011, we granted Mr. Birnbaum options to purchase 20,000 share of our common stock. These options vest 1/36th per month over a three-year vesting period from the date of grant. The exercise price of the options is $1.60 per share, and the options expire on June 16, 2021. On November 7, 2011, we granted Mr. Birnbaum options to purchase 100,000 share of our common stock. These options were fully vested as of the date of grant. The exercise price of the options is $1.43 per share, and the options expire on November 7, 2021.

(6)	For the fiscal year ended March 31, 2012, Mr. Conley earned $39,000 for his services as a director. Mr. Conley elected to receive stock options in lieu of cash. On June 16, 2011, we granted Mr. Conley options to purchase 20,000 share of our common stock. These options vest 1/36th per month over a three-year vesting period from the date of grant. The exercise price of the options is $1.60 per share, and the options expire on June 16, 2021. On November 7, 2011, we granted Mr. Conley options to purchase 128,000 share of our common stock. These options were fully vested as of the date of grant. The exercise price of the options is $1.43 per share, and the options expire on November 7, 2021.

(7)	For the fiscal year ended March 31, 2012, Mr. French earned $32,000 for his services as a director. Mr. French elected to receive stock options in lieu of cash. On June 16, 2011, we granted Mr. French options to purchase 20,000 share of our common stock. These options vest 1/36th per month over a three-year vesting period from the date of grant. The exercise price of the options is $1.60 per share, and the options expire on June 16, 2021. On November 7, 2011, we granted Mr. French options to purchase 100,000 share of our common stock. These options were fully vested as of the date of grant. The exercise price of the options is $1.43 per share, and the options expire on November 7, 2021.

(8)	On January 12, 2012, we granted Mr. French options to purchase 40,000 share of our common stock. These options vest 1/36th per month over a three-year vesting period from the date of grant. The exercise price of the options is $1.09 per share, and the options expire on January 12, 2022. The option grant was made as compensation for services provided to us.

The following table sets forth the aggregate number of shares of common stock underlying option awards outstanding at March 31, 2012 for each of our non-employee directors:

Name	Number of Shares
Gregg Alton	260,000
Jay Birnbaum	305,000
Richard Conley	497,570
Gregory French	488,906

Narrative to Director Compensation Table

Pursuant to our non-employee director compensation plan, each non-employee directors receive an annual retainer of $25,000. The Chairperson of the Board of Directors receives $15,000 annually and the Lead Member of the Board of Directors, if different from the Chairperson, receives $10,000 annually. The Chairman of our Audit Committee receives an annual retainer of $10,000; non-chairperson members of the Audit Committee receive an additional $5,000 annually. The chairpersons of the Compensation Committee and Nominating and Corporate Governance Committees of the Board receive an annual retainer of $5,000. Non-chairperson members of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional $2,000 annually. The members may elect to receive stock options in lieu of cash. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at Board of Director and Committee meetings.

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In addition to cash compensation for services as a member of the board, non-employee directors are also eligible to receive nondiscretionary, automatic grants of stock options under our Amended and Restated Oculus Innovative Sciences, Inc. 2006 Stock Incentive Plan and our Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan. An outside, non-employee director who joins our Board is automatically granted an initial option to purchase 50,000 shares upon first becoming a member of our Board. The initial option vests and becomes exercisable over three years, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter.  After each of our regularly scheduled Annual Meetings of Stockholders, each non-employee director is automatically granted an option to purchase 15,000 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. These options vest in equal monthly increments over the period of one year.

Consulting Agreement with Mr. Gregory French

On January 12, 2012, we entered into a consulting agreement with Mr. Gregory French, our Director, whereby we agreed to issue Mr. French an option to purchase 40,000 shares of our common stock in exchange for Mr. French’s consulting services. The agreement is for a term of one year, but can be renewed for two additional one-year terms upon mutual agreement of us and Mr. French.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Capacities in Which Served	In Current Position Since
Hojabr Alimi	51	Chief Executive Officer, President and Chairman	1999
Robert Miller	70	Chief Financial Officer	2004
Jim Schutz	49	Chief Operating Officer, General Counsel and Director	2006

Hojabr Alimi, one of our founders, has served as our Chief Executive Officer, President and director since 1999 and was appointed as Chairman of our Board of Directors in June 2006. Prior to co-founding our Company with his spouse in 1999, Mr. Alimi was a corporate microbiologist for Arterial Vascular Engineering. Mr. Alimi received a B.A. in biology from Sonoma State University.

Robert Miller has served as our Chief Financial Officer since June 2004 and was a consultant to us from March 2003 to May 2004. Mr. Miller has served as a director of Scanis, Inc. since 1998 and served as acting Chief Financial Officer from 1998 to June 2006. He was a Chief Financial Officer consultant to Evit Labs from June 2003 to December 2004, Wildlife International Network from October 2002 to December 2005, Endoscopic Technologies from November 2002 to March 2004, Biolog from January 2000 to December 2002 and Webware from August 2000 to August 2002. Prior to this, Mr. Miller was the Chief Financial Officer for GAF Corporation, Penwest Ltd. and Bugle Boy and Treasurer of Mead Corporation. He received a B.A. in economics from Stanford University and an M.B.A. in finance from Columbia University.

Jim Schutz has served most recently as our Chief Operating Officer and General Counsel and in various other capacities as an executive officer of our Company since August 2003. He has also served as a director of our Company since May 2004. From August 2001 to August 2003, Mr. Schutz served as General Counsel at Jomed (formerly EndoSonic Corp.), an international medical device company. From 1999 to July 2001, Mr. Schutz served as in-house counsel at Urban Media Communications Corporation, an Internet/telecom company based in Palo Alto, California. Mr. Schutz received a B.A. in economics from the University of California, San Diego and a J.D. from the University of San Francisco School of Law.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table sets forth, for the fiscal years ended March 31, 2012 and 2011, all compensation paid or earned by (i) our Principal Executive Officer; and (ii) our two most highly compensated executive officers, other than our Principal Executive Officer. These executive officers and individuals are referred to herein as our “named executive officers.”

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 Summary Compensation Table for the Fiscal Years Ended March 31, 2012 and 2011

Name and Principal Position	Year Ended March 31,	Salary ($)	Bonus ($)	Option awards ($) (1)	All other compensation ($)	Total ($)
Hojabr Alimi	2012	375,000	410,000 (2)	0	60,969 (3)	845,969
Chief Executive Officer, President and Chairman (Principal Executive Officer)	2011	375,000	432,000 (4)	0	40,460 (5)	847,460

Robert Miller	2012	250,000	0	253,604	11,417 (6)	515,021
Chief Financial Officer (Principal Financial and Accounting Officer)	2011	250,000	0	213,259	9,906 (7)	473,165

Jim Schutz	2012	300,000	0	223,954	16,103 (8)	540,057
Chief Operating Officer, General Counsel, and Director	2011	300,000	0	246,496	16,814 (9)	563,309

(1)	Represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 to our audited consolidated financial statements for the year ended March 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on June 21, 2012. The amounts in this column do not represent the actual amounts paid to or realized by the executives during the fiscal year ended March 31, 2012.

(2)	Mr. Alimi’s bonus compensation consisted of: (a) a one-time cash bonus of $170,000 on October 31, 2011; and (b) a one-time cash bonus of $240,000 on June 16, 2011 pursuant to the FY 2011 Bonus Plan for meeting his stated Target and Stretch Milestones.

(3)	The 2012 perquisites and personal benefits include (a) personal use of a Company automobile in the amount of $4,630; (b) matching IRA contribution in the amount of $8,223; (c) payment of $3,743 to cover premium for life insurance policy for the benefit of Mr. Alimi, and (d) payment of $44,373 related to personal financial planning services.

(4)	Mr. Alimi’s bonus compensation consisted of: (a) a one-time cash bonus of $166,000 on November 3, 2010; (b) a one-time cash bonus of $83,000 on August 5, 2010; (c) a one-time cash bonus of $83,000 on June 29, 2010; and (d) a one-time cash bonus of $100,000 on April 2, 2010.

(5)	The 2011 perquisites and personal benefits include (a) personal use of a Company automobile in the amount of $4,844; (b) matching IRA contribution in the amount of $8,223; and (c) payment of $2,291 to cover premium for life insurance policy for the benefit of Mr. Alimi, and (d) payment of $25,102 related to personal financial planning services.

(6)	The 2012 perquisites and personal benefits include (a) personal use of a Company automobile in the amount of $3,570; (b) matching IRA contribution in the amount of $7,676; and (c) payment of $171 to cover premium for life insurance policy for the benefit of Mr. Miller.

(7)	The 2011 perquisites and personal benefits include (a) personal use of a Company automobile in the amount of $1,680; (b) matching IRA contribution in the amount of $7,676; and (c) payment of $550 to cover premium for life insurance policy for the benefit of Mr. Miller.

(8)	The 2012 perquisites and personal benefits include (a) personal use of a Company automobile in the amount of $6,435; (b) matching IRA contribution in the amount of $9,405; and (c) payment of $263 to cover premium for life insurance policy for the benefit of Mr. Schutz.

(9)	The 2011 perquisites and personal benefits include (a) personal use of a Company automobile in the amount of $6,004; (b) matching IRA contribution in the amount of $9,405; and (c) payment of $1,405 to cover premium for life insurance policy for the benefit of Mr. Schutz.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Agreements of Each Named Executive Officer and Potential Payments upon Termination

We have entered into employment agreements with each of our named executive officers, each of which provides for payment to such named executive officers in the event of termination without cause or resignation by the named executive officer for good reason, as that term is defined in the agreements with our Company. In the event any of Messrs. Alimi, Miller, or Schutz is terminated without cause or resigns for good reason, the named executive officer is entitled to:

•	a lump severance payment equal to 18 times, in the case of Mr. Miller and Mr. Schutz, 24 times, in the case of Mr. Alimi, the average monthly base salary paid to the named executive officer over the preceding 12 months (or for the term of the named executive officer’s employment if less than 12 months);

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•	automatic vesting of all unvested options and other equity awards;

•	the extension of exercisability of all options and other equity awards to at least 12 months following the date the named executive officer terminates employment or, if earlier, until the option expires;

•	up to one year (the lesser of one year following the date of termination or until such named executive officer becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and

•	a full gross up of any excise taxes payable by the officer under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up).

Mr. Miller or Mr. Schutz may terminate his employment for any reason upon at least 30 days prior written notice. Mr. Alimi may terminate his employment for any reason upon at least 60 days prior written notice.

Receipt of the termination benefits described above is contingent on each named executive officer executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of its subsidiaries and his return to our Company of all Company property received from or on account of our Company or any of its affiliates by such named executive officer. In addition, the named executive officer is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the named executive officer does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated officer from interfering with the business relations of our Company or any of its affiliates and from soliciting employees of our Company, which provisions apply during the term of employment and for two years following termination.

The table below was prepared as though each of the named executive officers had been terminated on March 31, 2012, the last business day of our last completed fiscal year, without cause, or resigned for good reason, as that term is defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. All such payments and benefits would be provided by our Company. The assumptions and valuations are noted in the footnotes.

		Continuation of	Value of
		Health and	Unvested
	Salary	Welfare	Equity	Excise Tax and
Name	Continuation	Benefits (1)	Awards (2)	Gross-up (3)

Hojabr Alimi	$750,000	$29,096	$69,840	$396,877
Robert Miller	$375,000	$52,412	$49,280	$222,853
Jim Schutz	$450,000	$24,680	$59,280	$249,626

(1)	Amount assumes our cost of providing health and welfare benefits for twelve months.

(2)	The values reflect the immediate vesting of all outstanding options and other equity awards as of termination, based on a March 31, 2012 closing stock price of $1.33 and exclude amounts for accelerated options that have an exercise price higher than such closing stock price.

(3)	The assumptions used to calculate excise and associated taxes are as follows:

•	termination occurs on March 31, 2012, the last business day of our last completed fiscal year; and

•	the named executive officer was assumed to be subject to the maximum Federal and California income and other payroll taxes, aggregating to an effective tax rate of 46.75%.

2013 Bonus Plan

The 2013 Bonus Plan covers bonuses earned through March 31, 2013 although such bonuses are paid after our fiscal year end financials are compiled and reported. Pursuant to our 2013 Bonus Plan, each employee and executive officer, including our named executive officers, has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer, including our named executive officers, are set forth in the bonus plan. The Compensation Committee will generally determine whether a bonus pool for executive officers and non-executive employees will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

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The Compensation Committee may decide that bonuses awarded to executive officers and non-executive employees under the bonus plan will be paid in cash, stock options, or a combination of cash and options, depending on our Company’s year-end cash position, cash needs and projected cash receipts. The Compensation Committee will not declare any bonus pool or grant any cash awards that will endanger our ability to finance our operations and strategic objectives or place us in a negative cash flow position, in light of our anticipated cash needs.

On or about April 7, 2013, the Compensation Committee will determine the cash pool for bonus awards for executive officers, if any, and whether stock option grants will be made in lieu of all or some cash payments and, if so, in what ratio. On or about May 22, 2013, the Compensation Committee will determine whether Target Milestones and Stretch Milestones have been met and make preliminary determination of the bonus award. In determining the cash pool for awards of cash bonuses, the Compensation Committee will consider the Company’s year-end cash position, cash needs, and projected cash receipts. In determining whether option awards shall be made, the Compensation Committee will take into consideration the shares available for grant under the Company’s Stock Incentive Plan, the contractual obligations of the Company to grant stock options and the future need to grant additional options to attract or retain talented executive officers, employees or consultants. Bonuses paid pursuant to the Bonus Plan will be paid on or about June 7, 2013.

2013 Bonus Plan Structure for Executive Officers:

Chief Executive Officer:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 58% of individual base salary.
•	If some or all of the Stretch Milestone are met, then the bonus may equal up to 68% of individual base salary.

Chief Financial Officer and Executive Vice President:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 48% of individual base salary.
•	If some or all of the Stretch Milestones are met, then the bonus may equal up to 64% of individual base salary.

Chief Operating Officer:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 52% of individual base salary.
•	If some or all of the Stretch Milestones are met, then the bonus may equal up to 66% of individual base salary.

For all executive officers, if some or all of the Target Milestones are exceeded, but fewer than all of the Stretch Milestones are achieved, the Compensation Committee may, at its discretion, determine and award a bonus in an amount between the Target Milestone and Stretch Milestone bonus amounts set forth above.

2012 Bonus Plan

The 2012 Bonus Plan covers bonuses earned through March 31, 2012 although such bonuses are paid after our fiscal year end financials are compiled and reported. Pursuant to our 2012 Bonus Plan, each employee and executive officer, including our named executive officers, has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer, including our named executive officers, are set forth in the bonus plan. The Compensation Committee will generally determine whether a bonus pool for executive officers and non-executive employees will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

The Compensation Committee may decide that bonuses awarded to executive officers and non-executive employees under the bonus plan will be paid in cash, stock options, or a combination of cash and options, depending on our Company’s year-end cash position, cash needs and projected cash receipts. The Compensation Committee will not declare any bonus pool or grant any cash awards that will endanger our ability to finance our operations and strategic objectives or place us in a negative cash flow position, in light of our anticipated cash needs.

On or about April 7, 2012, the Compensation Committee will determine the cash pool for bonus awards for executive officers, if any, and whether stock option grants will be made in lieu of all or some cash payments and, if so, in what ratio. On or about May 22, 2012, the Compensation Committee will determine whether Target Milestones and Stretch Milestones have been met and make preliminary determination of the bonus award. In determining the cash pool for awards of cash bonuses, the Compensation Committee will consider the Company’s year-end cash position, cash needs, and projected cash receipts. In determining whether option awards shall be made, the Compensation Committee will take into consideration the shares available for grant under the Company’s Stock Incentive Plan, the contractual obligations of the Company to grant stock options and the future need to grant additional options to attract or retain talented executive officers, employees or consultants. Bonuses paid pursuant to the Bonus Plan will be paid on or about June 7, 2012.

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2012 Bonus Plan Structure for Executive Officers:

Chief Executive Officer:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 58% of individual base salary.
•	If some or all of the Stretch Milestone are met, then the bonus may equal up to 68% of individual base salary.

Chief Financial Officer and Executive Vice President:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 48% of individual base salary.
•	If some or all of the Stretch Milestones are met, then the bonus may equal up to 64% of individual base salary.

Chief Operating Officer:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 52% of individual base salary.
•	If some or all of the Stretch Milestones are met, then the bonus may equal up to 66% of individual base salary.

For all executive officers, if some or all of the Target Milestones are exceeded, but fewer than all of the Stretch Milestones are achieved, the Compensation Committee may, at its discretion, determine and award a bonus in an amount between the Target Milestone and Stretch Milestone bonus amounts set forth above.

2012 Bonus Awards for Named Executive Officers

Chief Executive Officer:

•	On July 10, 2012, pursuant to the FY 2012 Bonus Plan, the Compensation Committee of the Board of Directors awarded Hojabr Alimi, our Chairman of the Board of Directors and Chief Executive Officer, $166,000 in cash for meeting his stated Target Milestones.

2011 Bonus Awards for Named Executive Officers

Chief Executive Officer:

•	On June 16, 2011, pursuant to the FY 2011 Bonus Plan, the Compensation Committee of the Board of Directors awarded Hojabr Alimi, our Chairman of the Board of Directors and Chief Executive Officer, $240,000 in cash for meeting his stated Target and Stretch Milestones.

Chief Financial Officer:

•	On June 16, 2011, pursuant to the FY 2011 Bonus Plan, the Compensation Committee of the Board of Directors awarded Robert Miller, our Chief Financial Officer, 175,000 options at an exercise price of $1.60 in lieu of cash. 83,333 shares of the award vested immediately. The remaining 91,667 shares of the award will vest 1/36th per month over a three-year vesting period from the date of grant.

•	On June 16, 2011, pursuant to the FY 2011 Bonus Plan, the Compensation Committee of the Board of Directors also intended to award Mr. Miller, our Chief Financial Officer, 62,500 options at an exercise price equal to the closing price of the common stock on the date of the actual grant in lieu of cash. However, the Compensation Committee may not grant options exceeding the number of shares authorized under our Amended and Restated 2006 Stock Incentive Plan, which has a maximum award limitation on the number of shares that an individual may receive in a given calendar year. Therefore, on March 7, 2012, pursuant to the FY 2011 Bonus Plan, Mr. Miller was awarded the 62,500 options at an exercise price of $1.25 in lieu of cash. 15,000 shares of the award vested immediately. The remaining 47,500 shares of the award will vest 1/36th per month over a three-year vesting period from the date of grant.

Chief Operating Officer:

•	On June 16, 2011, pursuant to the FY 2011 Bonus Plan, the Compensation Committee of the Board of Directors awarded Jim Schutz, our Chief Operating Officer, 50,000 options at an exercise price of $1.60, which were exercisable immediately, in lieu of cash.

•	On June 16, 2011, pursuant to the FY 2011 Bonus Plan, the Compensation Committee of the Board of Directors also intended to award Mr. Schutz, our Chief Operating Officer, 200,000 options at an exercise price equal to the closing price of the common stock on the date of the actual grant in lieu of cash. However, the Compensation Committee may not grant options exceeding the number of shares authorized under our Amended and Restated 2006 Stock Incentive Plan, which has a maximum award limitation on the number of shares that an individual may receive in a given calendar year. The grant to Mr. Schutz was, accordingly, capped at 187,500 options for the calendar year 2012. Therefore, on March 7, 2012, pursuant to the FY 2011 Bonus Plan, Mr. Schutz was awarded the 187,500 options at an exercise price of $1.25 in lieu of cash. 78,000 shares of the award vested immediately. The remaining 109,500 shares of the award will vest 1/36th per month over a three-year vesting period from the date of grant.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of options outstanding on March 31, 2012, the last business day of our last completed fiscal year, to each of the named executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Hojabr Alimi (1)
	107,812	42,188	1.97	06/07/2020
	291,000	-	1.09	03/10/2019
	12,500	-	10.16	10/01/2015
	5,000	-	3.00	08/07/2013
	19,570	-	3.00	07/10/2013

Robert Miller (2)
	15,000	47,500	1.25	03/07/2022
	106,249	68,751	1.60	06/16/2021
	12,500	-	2.01	03/31/2021
	138,281	49,219	1.97	06/07/2020
	184,500	-	1.09	03/10/2019
	6,250	-	10.16	10/01/2015
	73,814	-	3.00	07/10/2014

Jim Schutz (3)
	78,000	109,500	1.25	03/07/2022
	50,000	-	1.60	06/16/2021
	83,333	54,167	2.01	03/31/2021
	62,500	-	1.97	06/07/2020
	125,000	-	1.91	02/10/2020
	184,500	-	1.09	03/10/2019
	95,000	5,000	7.27	06/15/2017
	6,250	-	10.16	10/01/2015
	93,750	-	3.00	07/10/2014
	50,000	-	3.00	09/23/2013

(1)	Options with an expiration date of June 7, 2020 vest 50% immediately upon grant with the remaining 50% vesting in monthly in equal amounts over the 48 months following the grant date. Options with an expiration date of March 10, 2019 vest over a three-year period, becoming exercisable as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. Options with an expiration date of October 1, 2015 vest over a five-year period, becoming exercisable as to 20% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 48 months. Options with an expiration date of July 10, 2013 and August 7, 2013 vest over a five-year period, becoming exercisable as to 20% of the shares on each anniversary of the grant date.

(2)	Options with an expiration date of March 7, 2022 vest immediately as to 15,000 shares, with the remaining 47,500 shares vesting 1/36 per month over a three year period from the date of grant. Options with an expiration date of June 16, 2021 vest immediately as to 83,333 shares, with the remaining 91,667 shares vesting 1/36 per month over a three year period from the date of grant. Options with an expiration date of March 31, 2021 vest immediately upon grant. Options with an expiration date of June 7, 2020 vest immediately as to 100,000 shares, with the remaining 987,500 shares vesting monthly in equal amounts over the 48 months following the grant date. Options with an expiration date of March 10, 2019 vest over a three-year period, becoming exercisable as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. Options with an expiration date of October 1, 2015 vest over a five-year period, becoming exercisable as to 20% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 48 months. The 34,633 options with an expiration date of July 10, 2014 were fully vested at grant and were immediately exercisable. The 39,181 options with an expiration date of July 10, 2014 vested quarterly beginning September 30, 2004 and ending September 30, 2005.

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(3)	Options with an expiration date of March 7, 2022 vest immediately as to 78,000 shares, with the remaining 109,500 shares vesting 1/36 per month over a three year period from the date of grant. Options with an expiration date of June 16, 2021 vest immediately upon grant. Options with an expiration date of March 31, 2021 vest immediately as to 56,250 shares, with the remaining 81,250 shares vesting 1/36 per month over a three year period. Options with an expiration date of June 7, 2020 vest immediately upon grant. Options with an expiration date of February 10, 2020 vest as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. Options with an expiration date of March 10, 2019 vest over a three-year period, becoming exercisable as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. Options with an expiration date of June 15, 2017 and October 1, 2015 vest over a five-year period, becoming exercisable as to 20% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 48 months. Options with an expiration date of July 10, 2014 and September 23, 2013 vest over a five-year period, becoming exercisable as to 20% of the shares on each anniversary of the grant date.

NARRATIVE TO OUTSTANDING EQUITY AWARDS TABLE

Retirement Benefits

Through December 31, 2010, we had a program to contribute and administer Simple Individual Retirement Accounts (“Simple IRA”) for all regular full time U.S. employees. Under the Simple IRA plan, eligible employees could elect to defer a percentage of their compensation, subject to the statutorily prescribed annual limit. Additionally, under the Simple IRA plan, we matched employee’s contributions to the plan up to 3% of the employee’s salary. All contributions were immediately fully vested. On December 31, 2010, we terminated the Simple IRA plan.

On January 1, 2011, we established a qualified 401(k) employee savings and retirement plan for all regular full time U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to 4% of an employee’s contributions. All contributions are immediately fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options. Company contributions to the 401(k) plan amounted to an aggregate of $103,000 for the year ended March 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION

Pursuant to Item 201(d) of Regulation S-K, "Securities Authorized for Issuance Under Equity Compensation Plans," we are providing the following information summarizing information about our equity compensation plans as of March 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,266,000	2.36	2,833,888
Equity compensation plans not approved by security holders	-	-	-
Total	6,266,000	2.36	2,833,888

Our Amended and Restated 2006 Stock Incentive Plan and our 2011 Stock Incentive Plan were adopted with the approval of our stockholders, and we have previously provided the material terms of such plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following tables sets forth certain information as of July 2, 2012, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially 5% or more of our common stock, (2) each of our named executive officers listed in the summary compensation table, (3) each of our directors and (4) all of our directors and executive officers as a group.

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We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after July 2, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Stockholders Known by Us to Own 5% or More of Our Common Stock

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of shares beneficially owned*
Sabby Management, LLC (1) 10 Mountainview Road, Suite 205 Upper Saddle River, New Jersey 07458	3,191,174 (2)	9.8%
Seamus Burlingame c/o Burlingame Industries, Inc. 3546 N. Riverside Avenue Rialto, CA 92377	1,580,504 (3)	4.9%

*On July 2, 2012, we had 32,553,662 shares of common shares issued and outstanding.

(1)	Sabby Management, LLC is a Delaware limited liability company. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd., a Cayman Islands company, and Sabby Volatility Warrant Master Fund, Ltd., a Cayman Islands company. Sabby Management, LLC, in its capacity as investment advisor to Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., may be deemed to be the beneficial owner of the shares held by Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz, in his capacity as manager of Sabby Management, LLC, may be deemed to be the indirect beneficial owner of the shares held by Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd.; however, he disclaims beneficial ownership over the securities.

(2)	We relied, in part, on a Schedule 13G filed jointly with the SEC on April 24, 2012 by Sabby Management, LLC and Hal Mintz. According to the filed Schedule 13G, Sabby Management, LLC and Hal Mintz are each deemed to beneficially own an aggregate of 2,228,950 shares of common stock. On May 4, 2012, Sabby Healthcare Volatility Master Fund, Ltd. converted 1,000 shares of our Series A Preferred Stock into 1,111,111 shares of common stock. Accordingly, we requested a statement of changes in its ownership. We relied, in part, on shareholder questionnaires from Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., each dated July 23, 2012, for the following information.

Sabby Management, LLC and Hal Mintz share voting and investment power and indirect ownership over 2,536,310 shares of common stock and common stock purchase warrants exercisable into 2,360,001 shares of common stock owned by Sabby Healthcare Volatility Master Fund, Ltd.; and 654,864 shares of common stock and common stock purchase warrants exercisable into 1,111,111 shares of common stock owned by Sabby Volatility Warrant Master Fund, Ltd.

Sabby Healthcare Volatility Master Fund, Ltd. owns 2,536,310 shares of common stock and common stock purchase warrants exercisable into 2,360,001 shares of common stock. Sabby Volatility Warrant Master Fund, Ltd. owns 654,864 shares of common stock and common stock purchase warrants exercisable into 1,111,111 shares of common stock. However, the aggregate number of shares of common stock into which such warrants are exercisable, and which Sabby Management, LLC has the right to acquire beneficial ownership, is limited to the number of shares of common stock that, together with all other shares of common stock beneficially owned by Sabby Management, LLC Fund does not exceed 9.99% of the total outstanding shares of common stock. Accordingly, such warrants are not currently exercisable into common stock until the actual shares of common stock held by any of Sabby Management, LLC is less than 9.99% of the total outstanding shares of common stock. Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. may waive this 9.99% restriction with 61 days notice to us.

Sabby Management, LLC and Hal Mintz are deemed to beneficially own a total of 3,191,174 shares of common stock and common stock purchase warrants exercisable into 3,471,112 shares of common stock.

(3)	We relied on Mr. Seamus Burlingame for this information. Mr. Burlingame’s beneficial ownership is comprised of 1,580,504 shares of our common stock. Mr. Burlingame holds common stock purchase warrants originally exercisable into 2,333,333 shares of common stock, in the aggregate. However, the aggregate number of shares of common stock into which such warrants are exercisable, and which Mr. Burlingame has the right to acquire beneficial ownership, is limited to the number of shares of common stock that, together with all other shares of common stock beneficially owned by Mr. Burlingame does not exceed 4.99% of the total outstanding shares of our common stock. Accordingly, such warrants are not currently exercisable into common stock until the actual shares of common stock held by Mr. Burlingame is less than 4.99% of the total outstanding shares of our common stock. Therefore, the common stock purchase warrants owned by Mr. Burlingame are not included in the calculation of beneficial ownership. Mr. Burlingame has sole voting and dispositive power over the 1,580,504 shares of common stock.

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Officers and Directors

		Amount of beneficial ownership			Percent of shares beneficially owned (2)
Name and address of beneficial owner (1)	Nature of beneficial ownership	Shares owned	Shares – rights to acquire (3)	Total number
Hojabr Alimi (4)	President, Chief Executive Officer and Chairman of the Board of Directors	1,011,250	443,695	1,454,945	4.4%
Robert Miller (5)	Chief Financial Officer	73,000	565,037	638,037	1.9%
Jim Schutz (6)	Chief Operating Officer, General Counsel, and Director	53,500	859,826	913,326	2.7%
Gregg H. Alton (7)	Director	0	245,277	245,277	*
Jay Birnbaum (8)	Director	0	290,277	290,277	*
Richard Conley (9)	Director	122,650	447,847	570,497	1.7%
Gregory French (10)	Director	52,760	444,739	497,499	1.5%
All directors and executive officers as a group (7 persons)		1,313,160	3,296,698	4,609,858	12.9%

*   Percentage of shares beneficially owned does not exceed one percent.

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954.

(2)	On July 2, 2012, we had 32,553,662 shares of common shares issued and outstanding.

(3)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable, or currently vested or that will vest, within 60 days of July 2, 2012.

(4)	Mr. Alimi is our President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Alimi beneficially owns 1,011,250 shares of common stock and 443,695 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 2, 2012.

(5)	Mr. Miller is our Chief Financial Officer. Mr. Miller beneficially owns 73,000 shares of common stock and 565,037 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 2, 2012.

(6)	Mr. Schutz is our Chief Operating Officer, General Counsel, and a member of our Board of Directors. Mr. Schutz beneficially owns 53,500 shares of common stock and 859,826 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 2, 2012.

(7)	Mr. Alton is a member of our Board of Directors. Mr. Alton beneficially owns 245,277 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 2, 2012.

(8)	Dr. Birnbaum is a member of our Board of Directors. Dr. Birnbaum beneficially owns 290,277 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 2, 2012.

(9)	Mr. Conley is a member of our Board of Directors. Mr. Conley beneficially owns 122,650 shares of common stock and 447,847 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 2, 2012.

(10)	Mr. French is a member of our Board of Directors. Mr. French beneficially owns 52,760 shares of common stock and 444,739 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 2, 2012.

As of July 2, 2012, there are no arrangements among our beneficial owners known to management which may result in a change in control of our Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee.

On January 26, 2009, we entered into a commercial agreement with VetCure, Inc., a California corporation, to market and sell our Vetericyn products. VetCure, Inc. later changed its name to Vetericyn, Inc., which, at the time, was wholly-owned by Mr. Robert Burlingame. This agreement was amended on February 24, 2009, July 24, 2009, June 1, 2010, and November 1, 2010. Pursuant to the agreement, we provide Vetericyn, Inc. with bulk product and Vetericyn, Inc. bottles, packages, and sells Vetericyn products. We receive a fixed amount for each bottle of Vetericyn sold by Vetericyn, Inc. At the time of these 2009 transactions, Vetericyn was wholly-owned by Mr. Burlingame, who was also a director of our Company at that time. Mr. Burlingame resigned from our Board of Directors on February 10, 2010.  After his resignation, Mr. Burlingame continued to own a significant portion of our common stock from a transaction with us in 2009. To our knowledge, he ceased being a holder of more than 5% of our common stock in 2010.

On September 15, 2009, we entered a commercial agreement with V&M Industries, Inc., a California corporation, to market and sell our Microcyn over-the-counter liquid and gel products.  V&M Industries, Inc. subsequently changed its name to Innovacyn, Inc. On June 1, 2010, September 1, 2010, and November 1, 2010, we amended this agreement granting Innovacyn, Inc. the exclusive right to sell certain of our over-the-counter products. At the time of the 2009 transaction, V&M Industries, Inc. was wholly-owned by Robert Burlingame, who was also a director of our Company at that time. Mr. Burlingame resigned from our Board of Directors on February 10, 2010. After his resignation, Mr. Burlingame continued to own a significant portion of our common stock from a transaction with us in 2009.  To our knowledge, he ceased being a holder of more than 5% of our common stock in 2010.

Additionally, beginning on July 1, 2011, we share profits related to Vetericyn and Microcyn over-the-counter sales. During the years ended March 31, 2012 and 2011, we recorded revenue related to these agreements in the amounts of $3,367,000 and $1,810,000, respectively.

Arrangements or Understandings between our Executive Officers or Directors and Others

Except as noted above, there are no other arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2012.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board of Directors. A link to a copy of the Audit Committee Charter is available on our website at www.oculusis.com. All members of the Audit Committee meet the independence standards established by the NASDAQ Listing Rules.

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of Oculus’ financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2012 Annual Report with Oculus’ management and the independent registered public accounting firm.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including the matters required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Oculus and its management.

The Audit Committee has discussed with Oculus’ independent registered public accounting firm, with and without management present, their evaluations of Oculus’ internal control over financial reporting and the overall quality of Oculus’ financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Oculus’ Annual Report on Form 10-K for the year ended March 31, 2012, for filing with the SEC. The Audit Committee has appointed Marcum LLP to serve as Oculus’ independent registered public accounting firm for the fiscal year ending March 31, 2012.

Audit Committee

Richard Conley

Gregg H. Alton

Jay Birnbaum

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.  Representatives of Marcum LLP are expected to be present at the 2012 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Marcum LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Marcum LLP has audited our financial statements since April 2006. Aggregate fees for professional services provided to us by Marcum LLP for the years ended March 31, 2012 and 2011, were as follows:

	2012	2011
Audit Fees	$198,000	$197,000
Audit-Related Fees	8,000	34,000
Tax Fees	–	–
All Other Fees	–	–
Total	$206,000	$231,000

Audit fees.  The aggregate fees billed for the years ended March 31, 2012 and 2011 for professional services rendered by our principal independent registered public accounting firm were for the audit of our annual financial statements and the review of our quarterly financial information filed on Form 10-Q.

Audit-related fees.  For the years ended March 31, 2012 and 2011, audit-related fees included services provided by our principal independent registered public accounting firm in connection with consents related to filings of registration statements, comfort letters, and review of our filings with the SEC.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided during fiscal year 2012 were pre-approved.

During the approval process, the Audit Committee considered the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees were deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC.

Throughout the year, the Audit Committee will review any revisions to the estimates of audit fees initially estimated for the current year’s engagement.

Required Vote

Ratification of the appointment of Marcum LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote “FOR” ratification of Marcum LLP as our independent registered public accounting firm.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

If a stockholder wishes to present a proposal to be included in our proxy statement for the 2013 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by Oculus’ Secretary no later than April 29, 2013. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail — Return Receipt Requested.

22

A stockholder proposal not included in our proxy statement for the 2013 Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the one-year anniversary of the date the proxy statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if the date of the Annual Meeting is changed by more than 30 days from the date contemplated at the time of the mailing of the prior year’s proxy statement, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 7th day following the first public announcement of the Annual Meeting date. The stockholder’s notice must set forth, as to each proposed matter: a brief description of the business desired to be brought before the meeting; the text of the proposal or business and reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; the class and number of shares of our securities that are owned beneficially and of record by the stockholder and the beneficial owner; any material interest of the stockholder in such business; and any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

ADDITIONAL INFORMATION

‘‘Householding’’ of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for shareholders and cost savings for us. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in July of each year, by notifying us in writing at: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, or by contacting us at (707) 283-0550. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (707) 283-0550, and we will undertake to deliver such additional copies promptly. If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

OTHER MATTERS

Your Board of Directors does not know of any other business that will be presented at the 2012 Annual Meeting. If any other business is properly brought before the 2012 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2012 Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Jim Schutz

Chief Operating Officer, General Counsel, Corporate Secretary, and Director

Petaluma, California

July 27, 2012

Our 2012 Annual Report on Form 10-K as filed with the SEC on June 21, 2012, including the financial statements, has been furnished, free of charge, and mailed with this Proxy Statement. We will also provide copies of exhibits to our 2012 Annual Report, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. The request must include a representation by the stockholder that as of July 23, 2012, the stockholder was entitled to vote at the 2012 Annual Meeting. The Notice of Annual Meeting, Proxy Statement, and our 2012 Annual Report on Form 10-K are also available at www.oculusis.com.

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Exhibit A - Proxy Card

OCULUS
Innovative Sciences

OCULUS INNOVATIVE SCIENCES, INC.
ATTN: MATT HAYASHI
1129 N. MCDOWELL BLVD.
PETALUMA, CA 94954

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1
1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Hojabr Alimi 02 Jim Schutz

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2013.	▢	▢	▢
3	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.	▢	▢	▢

NOTE: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, then this proxy will be voted "FOR" the election of the directors listed in Proposal 1, "FOR" Proposal 2 and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting of Stockholders.

For address change/comments, mark here. ▢
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

SHARES
CUSIP #
SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

0000147914_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement / Form 10-K is/are available at www.proxyvote.com .

OCULUS INNOVATIVE SCIENCES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby authorizes Robert Miller or Richard Conley, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stick the undersigned is entitled to vote at the Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. (the "Company") to be held at the offices of Marcum LLP, 750 Third Avenue, 11th Floor, New York, New York 10017 on Tuesday, September 11, 2012 at 10:00 a.m. Eastern Daylight Time, or at any adjournment or postponement thereof, and instructs said Proxies to vote as follows.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated the Proxies will have the authority to vote "FOR" the election of directors, "FOR" Proposal 2 and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting of Stockholders.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000147914_2 R1.0.0.11699